UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2020, CTI Industries Corporation (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and LF International Pte. Ltd., a Singapore private limited company (the “Investor”), agreed to purchase, up to 500,000 shares of the Company’s newly created Series A Convertible Preferred Stock, no par value per share (“Series A Preferred”), with each share of Series A Preferred initially convertible into ten shares of the Company’s common stock, at a purchase price of $10.00 per share, for aggregate gross proceeds of $5,000,000 (the “Offering”).  The Purchase Agreement contemplates two separate closings, each of which will be for the purchase and sale of 250,000 shares of Series A Preferred, and each of which will be subject to certain closing conditions. The first closing of the Offering is subject to customary terms and conditions as well as specific conditions set forth below and has not occurred as of the date hereof. In the event certain conditions to the second closing (which include the Name Change (defined below) and the Company becoming current in its filing obligations with the Securities and Exchange Commission) do not occur within 135 days, the Purchase Agreement will terminate.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto.

Certificate of Designation

Pursuant to the Purchase Agreement, on or prior to the first closing, the Company shall file a Certificate of Designation (the “Series A Certificate of Designation”) with the Secretary of State of Illinois to designate 700,000 shares of Series A Preferred with a stated value of $10.00 per share.

Under the Series A Certificate of Designation, holders of the Series A Preferred will be entitled to receive quarterly dividends at the annual rate of 8% of the stated value. Such dividends may be paid in cash or in shares of common stock in the Company’s discretion. In the event of any liquidation, dissolution or winding up of the Company, the holders of record of shares of Series A Preferred will be entitled to receive, in preference to any distribution to the holders of the Company’s other equity securities (including the Company’s common stock), a liquidation preference equal to $10 per share plus all accrued and unpaid dividends.

Each holder of Series A Preferred shall have the right to convert the stated value of such shares, as well as accrued but unpaid declared dividends thereon (collectively the “Conversion Amount”) into shares of the Company’s common stock. The number of shares of common stock issuable upon conversion of the Conversion Amount shall equal the Conversion Amount divided by the conversion price of $1.00, subject to certain customary adjustments. The Series A Preferred may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock.

Holders of Series A Preferred shall vote together with the holders of the Company’s common stock on an as-if-converted basis, whereby each share of Series A Preferred will be entitled to ten (10) votes, subject to adjustment. In addition, so long as there are more than 50,000 shares of the Series A Preferred outstanding, the Company will be prohibited from taking certain actions without the consent of the holders of at least 80% of the outstanding shares of Series A Preferred. In addition, the Company shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred, amend its Article of Incorporation, the Series A Certificate of Designation or the by-laws of the Company in any manner to decrease the number of authorized shares of common stock or in any manner that would otherwise adversely affect the rights, preferences or privileges of the holders of the Series A Preferred, except for an amendment to increase the number of authorized shares of common stock. The voting and conversion rights of the Series A Preferred will be restricted prior to the affirmative vote of holders of a majority of the common stock approving the Offering.

This description of the Series A Certificate of Designation is only a summary and is qualified in its entirety by reference to the full text of the form of the Series A Certificate of Designation attached as Exhibit 3.1 hereto

Director Appointment

Pursuant to the Purchase Agreement, the Investor shall be entitled to appoint and elect one member to the Company’s Board of Directors (the “Board”) and to remove or replace any such member of the Board and, effective as of the first closing, the Board of Directors of the Company shall appoint the individual designated by the Investor as member of the Board, to serve until his/her successor is duly elected and qualified.

Name Change

Pursuant to the Purchase Agreement, on or prior to the second closing, the Company shall file an amendment to its Articles of Incorporation to change the Company’s name from CTI Industries Corporation to Yunhong CTI Ltd. (the “Name Change”).

Forbearance Agreement

On December 14, 2017, the Company entered into a Revolving Credit, Term Loan and Security Agreement (the “Loan Agreement”) with PNC Bank, National Association (“Lender”). Currently, multiple events of default under the Loan Agreement have occurred (the "Existing Defaults"). Pursuant to the Purchase Agreement, on or prior to the first closing, the Company shall enter into a Limited Waiver, Consent, Amendment No. 5 and Forbearance Agreement (the “Forbearance Agreement”) with Lender, pursuant to which Lender shall agree to (i) waive the Loan Agreement’s requirement that the Company apply the net proceeds of the Offering first to the Term Loans (as defined in the Loan Agreement), and agree that the Company shall instead apply the net proceeds of the Offering to the Revolving Advances (as defined in the Loan Agreement) and in connection therewith the Revolving Commitment Amount (as defined in the Loan Agreement) shall be reduced on a dollar for dollar basis by the amount so applied to the Revolving Advances, and (ii) forebear from exercising the rights and remedies in respect of the Existing Defaults afforded to Lender under the Loan Agreement for a period ending no later than December 31, 2020.

This description of the Forbearance Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of the Forbearance Agreement attached as Exhibit 10.2 hereto.

New Auditor

Pursuant to the Purchase Agreement, on or prior to the first closing, the Company will agreed to engage a PCAOBqualified, independent registered accounting firm, subject to the Investor’s approval. See Item 4.01.

Placement Agent Fees

In connection with the Offering and in consideration of certain services provided to the Company, upon each closing, the Company shall pay the placement agent a fee equal to ten percent (10%) of the gross proceeds received by the Company from the Offering and issue placement agent warrants (“PA Warrants”) to purchase shares of the Company’s common stock in an amount equal to ten percent (10%) of the common stock issuable upon conversion of the Series A Preferred sold in the Offering at an exercise price of $1.00 per share.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 3, 2020, the Audit Committee of the Board approved the engagement of RBSM, LLP (“RBSM”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2019, effective immediately.

During the fiscal years ended December 31, 2018, and 2017, and the subsequent interim periods through January 3, 2020, neither the Company nor anyone acting on its behalf has consulted with RBSM regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated by reference herein.

On January 2, 2020, the Board appointed Mr. Frank Cesario, the Company’s Chief Financial Officer and Acting Chief Executive Officer, as the Company’s President and Chief Executive Officer.

Mr. Cesario was appointed as Acting Chief Executive Officer on December 5, 2019. Since November 20, 2017, Mr. Cesario has been employed by the Company as Chief Financial Officer. Prior to joining the Company, Mr. Cesario served in similar roles with Nanophase Technologies Corporation and ISCO International, Inc., publicly traded global suppliers of advanced materials and telecommunications equipment, respectively, as well as Turf Ventures LLC, a privately held chemicals distributor. He began his career with KPMG Peat Marwick and then served in progressively responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc. Mr. Cesario holds an MBA (Finance) from DePaul University and a B.S. (Accountancy) from the University of Illinois, and is a registered CPA in the State of Illinois.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock
10.1	Securities Purchase Agreement
10.2	Form of Limited Waiver, Consent, Amendment No. 5 and Forbearance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2020

CTI INDUSTRIES CORPORATION

By:	/s/ Frank Cesario
Frank Cesario
President, Chief Executive Officer and Chief Financial Officer